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Exhibit 10.8

KEY ENERGY SERVICES, INC.

2007 EQUITY AND CASH INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

        THIS NONQUALIFIED STOCK OPTION AGREEMENT (the "Agreement"), dated as of                                    (the "Date of Grant"), is made by and between Key Energy Services, Inc., a Maryland corporation (the "Company"), and                                     (the "Participant").

R E C I T A L S:

        WHEREAS, the Company has adopted the Key Energy Services, Inc. 2007 Equity and Cash Incentive Plan (the "Plan"), pursuant to which options may be granted to purchase shares of the Company's Common Stock; and

        WHEREAS, the committee of the Board of Directors of the Company responsible for administering the Plan (the "Committee") has determined that it is in the best interests of the Company and its stockholders to grant to the Participant a Nonstatutory Stock Option to purchase the number of shares of the Company's Common Stock set forth herein.

        NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

        1.    Grant of Option.

        The Company hereby grants to the Participant on the Date of Grant an option (the "Option") to purchase                                    shares of Common Stock (such shares of Common Stock, the "Option Shares") on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        2.    Incorporation by Reference, Etc.

        The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his legal representative in respect of any questions arising under the Plan or this Agreement. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern and control.

        3.    Terms and Conditions.

          (a)   Vesting.    Subject to the Participant's continued service with the Company and its Affiliates on each applicable vesting date, the Option shall vest and become exercisable with respect to                         % of the Option Shares on each of the                         anniversaries of the Date of Grant.

          (b)   Exercise Price.    The price at which the Participant shall be entitled to purchase the Option Shares upon the exercise of all or any portion of the Option shall be $                                    per Option Share.

          (c)   Expiration Date.    The Option shall expire at the end of the period commencing on the Date of Grant and ending at 11:59 p.m. Central Standard Time on the day preceding the tenth anniversary of the Date of Grant (the "Expiration Date").

          (d)   Exercisability of the Option.    The Option may be exercised only by written notice in accordance with the option exercise form approved by the Company, which notice shall either be delivered in person, by mail or by electronic means and shall be accompanied by payment therefor.

          (e)   Payment of Exercise Price.    The exercise price of the Option Shares shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the exercise price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock; (ii) a "cashless" exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise, or (iv) in any other form of legal consideration that may be acceptable to the Committee.

          (f)    Effect of Termination of Continuous Service on the Option.

            (i)    Death.    If the Participant's Continuous Service terminates as a result of the Participant's death, then the Option may be exercised (to the extent that the Participant was entitled to exercise the Option as of the date of death) by the Participant's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant's death, but only within such period of time ending on the earlier of (a) the date twelve (12) months following the date of death or (b) the Expiration Date.

            (ii)   Disability.    If the Participant's Continuous Service terminates as a result of the Participant's Disability, the Participant may exercise the Option (to the extent that the Participant was entitled to exercise the Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date twelve (12) months following such termination or (b) the Expiration Date.

            (iii)  Termination For Cause.    If the Participant's Continuous Service terminates for Cause, both the unvested and the vested portions of the Option shall be forfeited and expire on the date of such termination.

            (iv)  All Other Terminations.    Except as is otherwise specifically provided herein, if the Participant's Continuous Service is terminated for any reason other than those described in clauses (i) through (iii) of this Section 3(f), the Participant may exercise the Option (to the extent that the Participant was entitled to exercise the Option as of the date of termination), but only within such period of time ending of the earlier of (a) the date three (3) months following the termination of the Participant's Continuous Service or (b) the Expiration Date.

          (g)   Change in Control.

            (i)    Accelerated Vesting.    In the event of a Change of Control, notwithstanding any provision of the Plan or any provision of this Agreement to the contrary, and either in or not in combination with another event such as a termination of the Participant's Continuous

    Service by the Company without Cause, the Option shall become immediately exercisable with respect to 100% of the Option Shares and, to the extent practicable, such acceleration of exercisability shall occur in a manner and at a time which allows the Participant the ability to participate in the Change in Control transaction with respect to the Common Stock subject to this Agreement.

            (ii)   Discretionary Cashout.    In addition, in the event of a Change in Control, the Committee may, in its discretion and upon at least ten (10) days' advance notice to the Participant, cancel any outstanding Option, and pay to the Participant, in cash or stock, or any combination thereof, the value of such Option based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event.

          (h)   Adjustments.    In the event of changes in the outstanding Common Stock or in the capital structure of the Company after the Date of Grant, the Option will be adjusted or substituted in accordance with Section 11 of the Plan to preserve the economic intent of the Award.

          (i)    Compliance with Legal Requirements.    The granting and exercise of the Option, and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Option Shares as the Committee may consider appropriate and may require the Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Option Shares in compliance with applicable laws, rules and regulations.

          (j)    Transferability.    The Option shall not be transferable by the Participant other than by will or the laws of descent and distribution or as otherwise permitted by the Committee.

          (k)   Rights as Stockholder.    The Participant shall not be deemed for any purpose to be the owner of any shares of Common Stock subject to this Option unless, until and to the extent that (i) this Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to the Participant the Option Shares, and (iii) the Participant's name shall have been entered as a stockholder of record with respect to such Option Shares on the books of the Company.

          (l)    Withholding Obligations.    The Committee in its sole discretion may permit the Participant to satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock pursuant to this Agreement by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under this Agreement, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

        4.    Cancellation and Rescission of Option for Detrimental Activity.    Upon exercise of the Option, the Participant shall certify in a manner acceptable to the Company that the Participant has not engaged in any Detrimental Activity. The Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired or unpaid portion of the Option if the Participant engages in any Detrimental Activity. If the Participant engages in Detrimental Activity after exercise of the Option, during any period for which any restrictive covenant prohibiting such activity applies, such exercise may be rescinded within one year thereafter and the Participant will be required to pay to the Company the amount of any gain realized as a result of the exercise, in such manner and on such terms and conditions as may be required by the Company. The Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

        5.    Miscellaneous.

          (a)   Notices.    All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery or by such other electronic means as may be approved by the Company:

      if to the Company:

      Key Energy Services, Inc.
      1301 McKinney Street, Suite 1800
      Houston, Texas 77010
      Facsimile: 713-651-4559
      Attention: General Counsel

      if to the Participant, at the Participant's last known address on file with the Company.

  All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

          (b)   Severability.    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

          (c)   No Rights to Continue Service.    Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates nor shall it interfere with or restrict in any way the right of the Company or its Affiliates, which right is hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

          (d)   Bound by Plan.    By signing this Agreement, the Participant acknowledges that he or she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

          (e)   Successors.    The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

          (f)    Entire Agreement.    This Agreement and the Plan contain the entire agreement and understandings of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

          (g)   Governing Law.    This Agreement shall be construed and interpreted in accordance with the laws of the State of Maryland without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Maryland.

          (h)   Amendment/Termination of Plan.    The Board may amend or terminate the Plan at any time. However, except as otherwise provided in the Plan, no amendment shall be effective without stockholder approval to the extent stockholder approval is necessary to satisfy any applicable law or securities exchange listing requirement.

          (i)    Amendment of Award.    The Committee may amend the terms of this Agreement; provided, that, the Committee may not effect any amendment which would otherwise constitute an impairment of the Participant's rights under this Award unless (i) the Company requests the Participant's consent and (ii) the Participant consents in writing.

          (j)    Headings.    The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

          (k)   Signature in Counterparts.    This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        [Remainder of page intentionally left blank; signature page to follow]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

KEY ENERGY SERVICES, INC.
By:
Name: Title:
[Name of Participant]

        [Signature Page to Nonqualified Stock Option Agreement]

S-1

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  Exhibit 10.8
KEY ENERGY SERVICES, INC. 2007 EQUITY AND CASH INCENTIVE PLAN NONQUALIFIED STOCK OPTION AGREEMENT
R E C I T A L S